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                                                                     EXHIBIT 3.2


                            CERTIFICATE OF AMENDMENT
                                       OF
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           MONARCH DENTAL CORPORATION


       Monarch Dental Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), pursuant to Section 242 of the General Corporation Law of the State of Delaware (the "DGCL"), DOES HEREBY CERTIFY:

       FIRST: That the Board of Directors of the Corporation, by unanimous written consent dated December 20, 1996, in accordance with the provisions of
Section 141(f) of the DGCL, duly adopted resolutions in accordance with Section 242 of the DGCL (i) proposing an amendment of the Amended and Restated Certificate of Incorporation of the Corporation, (ii) declaring such amendment to be advisable and in the best interests of the Corporation, and (iii) directing that such amendment be submitted to and be considered by the shareholders of the Corporation entitled to vote thereon for approval by the affirmative vote of such shareholders. Such resolution proposed to amend the Amended and Restated Certificate of Incorporation as follows:

(1) the first paragraph of Article IV of the Amended and Restated Certificate of Incorporation is hereby amended to read in its entirety as follows:

              "The total number of shares of capital stock which the Corporation shall have authority to issue is 30,144,550, of which
              (a) 10,344,550 shares shall be preferred stock, par value $.01 per share ("Preferred Stock"), and (b) 19,800,000 shares shall be common stock, par value $.01 per share."

(2) the first paragraph of Section C (Common Stock and Class A Common Stock) of Article IV of the Amended and Restated Certificate of the Incorporation of the Corporation is hereby amended to read in its entirety as follows:
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              "1.    Designation; Ranking.  A total of 17,000,000 shares of the
              Corporation's common stock shall be designated as Common Stock, $.01 par value per share (the "Common Stock"), and a total of 2,800,000 shares of the Corporation's common stock shall be designated as Class A Common Stock, $.01 par value per share (the "Class A Common Stock"). Except as herein otherwise expressly provided, all shares of Common Stock and Class A Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges."

(3) Article IV of the Amended and Restated Certificate of Incorporation is hereby amended by adding the following new Section D:

               "D.    SERIES A CONVERTIBLE JUNIOR PREFERRED STOCK

              A total of 1,704,550 shares of the Corporation's Preferred Stock shall be designated as Series A Convertible Junior Preferred Stock, $.01 par value per share (the "Series A Preferred Stock").

              Section 1. Dividends. The holders of Series A Preferred Stock shall be entitled to receive dividends out of funds legally available therefor at such times and in such amounts as the Board of Directors may determine in its sole discretion, provided, however, that no such dividend may be declared or paid on any shares of Series A Preferred Stock unless at the same time a dividend is declared or paid on all outstanding shares of Common Stock, Class A Common Stock, Convertible Preferred Stock and vice versa, with holders of Series A Preferred Stock, Common Stock, Class A Common Stock and Convertible Preferred Stock sharing in any such dividends as if they constituted a single class of stock and with each holder of a share of Series A Preferred Stock entitled to receive such dividends based on the number of shares of Class A Common Stock into which such share of Series A Preferred Stock is then convertible hereunder. The right to dividends on shares of Series A Preferred Stock shall not be cumulative, and no right shall accrue to holders of Series A Preferred Stock by reason of the fact that dividends on said shares are not declared in any prior period.





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              Section 2.    Liquidation, Dissolution or Winding Up.

              (a) Distributions to Holders of Series A Preferred Stock. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, holders of each share of Series A Preferred Stock outstanding shall not be entitled to be paid out of the assets of the Corporation available for distribution to stockholders unless and until all preferential amounts due to the holders of Senior Stock shall have been paid in full. Upon payment in full to the holders of Senior Stock upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, holders of each share of Series A Preferred Stock outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to stockholders an amount equal to the original purchase price paid by such holder for each such share of Series A Preferred Stock held (appropriately adjusted for stock splits, stock dividends and the like) an amount equal to the original purchase price paid by such holder for each such share of Series A Preferred Stock held (appropriately adjusted for stock splits, stock dividends and the like). Until the holders of the Series A Preferred Stock have been paid such liquidation preference in full, no payment will be made to any holder of Junior Stock upon the liquidation, dissolution or winding up of the Corporation. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of Series A Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of Series A Preferred Stock and any such other Parity Stock ratably in the same proportion as the respective amounts that would be payable on such Series A Preferred Stock and any such other Parity Stock if all amounts payable thereon were paid in full. Upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of Series A Preferred Stock as provided in this Section 2, any other series or class or classes of Junior Stock or Parity Stock, in accordance with the respective rights and subject to the respective terms thereof, shall be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series A Preferred Stock shall not be





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              entitled to share therein.  Notwithstanding the foregoing, if upon any liquidation, dissolution or winding up of the Corporation the holders of the outstanding shares of Series A Preferred Stock would receive more than the liquidation preference amount described above in the event their shares were converted into Class A Common Stock immediately prior to the record date for distributions in connection with such event, then each outstanding share of Series A Preferred Stock shall share ratably with the holders of Common Stock, Class A Common Stock and all other classes of such ranking junior to the Series A Preferred Stock in the assets available for distribution, with such distributions to be made as if each share of Series A Preferred Stock had been converted into the number of shares of Class A Common Stock issuable upon the conversion of such share of Series A Preferred Stock immediately prior to any such event.

              (b) Deemed Liquidations. A consolidation or merger of the Corporation (other than a consolidation or merger upon consummation of which the holders of voting securities of the Corporation immediately prior to such transaction continue to own directly or indirectly not less than a majority of the voting power of the surviving corporation) or a sale of all or substantially all of the assets of the Corporation shall be regarded as a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 2. Upon any such transaction, the holders of Series A Preferred Stock shall receive the amount per share specified in Section 2(a), payable in cash or in kind as provided herein unless prior thereto (and effective concurrently and contingent upon the closing of such transaction) the Series A Preferred Stock shall have been converted into Class A Common Stock in accordance with
              Section 4, whereupon the Class A Common Stock issued on such conversion shall be treated on the same basis as all other Class A Common Stock in such transaction. Series A Preferred Stock shall not remain outstanding following any such transaction.

              For purposes of this Section 2 and Section 6 hereof, a sale of substantially all of the assets of the Corporation shall mean the sale or other disposition other than in the ordinary course of business of more than 50% of such assets, as determined by reference to either (A) the book value, or (B) the fair market





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              value, of such assets, determined on a consolidated basis under generally accepted accounting principles.

              (c) Non-Cash Distributions. In the event of a liquidation, dissolution or winding up of the Corporation (including any deemed liquidation under Section 2(b)) resulting in the availability of assets other than cash for distribution to the holders of the Series A Preferred Stock, the holders of the Series A Preferred Stock shall be entitled to a distribution of cash and/or assets equal in value to the liquidation preference and other distribution rights stated in Sections 2(a) and 2(b) hereof. In the event that such distribution to the holders of the Series A Preferred Stock shall include any assets other than cash, the following provisions shall govern unless the holders of Common Stock, Class A Common Stock and Convertible Preferred Stock shall also receive assets other than cash such that all holders of capital stock of the Corporation are treated on substantially the same basis including payment of the preferential amount to which the holders of Series A Preferred Stock are entitled (if applicable) through delivery of securities of any successor or acquiring corporation having a value equal to such preferential amount.

              Absent such circumstances, the Board of Directors shall first determine the value of such assets for such purpose, and shall notify all holders of shares of Series A Preferred Stock of such determination. The value of such assets for purposes of the distribution under this Section 2(c) shall be the value as determined by the Board of Directors in good faith and with due care, unless the holders of a majority of the outstanding shares of Series A Preferred Stock shall object thereto in writing within 15 days after the date of such notice. In the event of such objection, the valuation of such assets for purposes of such distribution shall be determined by an arbitrator selected by the objecting stockholders and the Board of Directors, or in the event a single arbitrator cannot be agreed upon within 10 days after the written objection sent by the objecting stockholders in accordance with the previous sentence, the valuation of such assets shall be determined by arbitration in which (i) the objecting stockholders shall name in their notice of objection one arbitrator, (ii) the Board of Directors shall name a second arbitrator within 15 days from the receipt of such notice, (iii) the two arbitrators thus selected shall select a third arbitrator within 15 days thereafter,





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              and (iv) the three arbitrators thus selected shall determine the valuation of such assets within 15 days thereafter for purposes of such distribution by majority vote. The costs of such arbitration shall be borne by the Corporation or by the holders of the Series A Preferred Stock (on a pro rata basis out of the assets otherwise distributable to them) as follows: (i) if the valuation as determined by the arbitrators is greater than 95% of the valuation as determined by the Board of Directors, the holders of the Series A Preferred Stock shall pay the costs of the arbitration, and (ii) otherwise, the Corporation shall bear the costs of the arbitration.

              Section 3. Voting Rights. The Series A Preferred Stock shall not be entitled to vote on any matters, except to the extent otherwise required under the General Corporation Law of the State of Delaware.

              Section 4. Conversion. The holders of the Series A Preferred Stock shall have the following conversion rights:

              (a) Right to Convert. Subject to and in compliance with the provisions of this Section 4, any shares of the Series A Preferred Stock may, at any time or from time to time at the option of the holder, be converted into fully-paid and non-assessable shares of Class A Common Stock. The number of shares of Class A Common Stock to which a holder of the Series A Preferred Stock shall be entitled upon conversion shall be the product obtained by multiplying the Applicable Conversion Rate (determined as provided in Section 4(c)) by the number of shares of Series A Preferred Stock being converted.

              (b)    Automatic Conversion.

                     (i) Each share of Series A Preferred Stock outstanding shall automatically be converted into the number of shares of Class A Common Stock into which such shares are convertible upon application of the then effective Applicable Conversion Rate (determined as provided in Section 4(c)) immediately upon (A) the written election to so convert by holders of a majority in interest of the Series A Preferred Stock or (B) the closing of a QPO (as defined in Section A.6(b) of this Article IV).





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                     (ii)   Upon the occurrence of an event specified in
              Section (4)(b)(i), the outstanding shares of Series A Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Class A Common Stock issuable upon such conversion unless certificates evidencing such shares of the Series A Preferred Stock being converted are either delivered to the Corporation or any transfer agent, as hereinafter provided, or the holder notifies the Corporation or any transfer agent, as hereinafter provided, that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith. Conversion of the Series A Preferred Stock in connection with any merger or other sale may be conditioned upon and subject to the consummation thereof.

              Upon the occurrence of the automatic conversion of all of the outstanding Series A Preferred Stock, the holders of the Series A Preferred Stock shall surrender the certificates representing such shares at the office of the Corporation or of any transfer agent for the Class A Common Stock. Thereupon, there shall be issued and delivered to each such holder, promptly at such office and in his name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Class A Common Stock into which the shares of the Series A Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred and cash as provided in Section 4(i) below in respect of any fraction of a share of Class A Common Stock issuable upon such automatic conversion.

              (c) Applicable Conversion Rate. The conversion rate in effect at any time (the "Applicable Conversion Rate") shall equal the quotient obtained by dividing $1.76 by the Applicable Conversion Value, calculated as hereinafter provided.

              (d) Applicable Conversion Value. The Applicable Conversion Value in effect initially, and until first adjusted in accordance with Section 4(e) or 4(f) hereof, shall be $1.76.





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              (e)    Adjustment to Applicable Conversion Value.  Upon the
              happening of an Extraordinary Common Stock Event (as hereinafter defined), the Applicable Conversion Value shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by dividing the then effective Applicable Conversion Value by a fraction, the numerator of which shall be the number of shares of Class A Common Stock outstanding (excluding treasury stock) immediately after such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Class A Common Stock outstanding (excluding treasury stock) immediately prior to such Extraordinary Common Stock Event, and the quotient so obtained shall thereafter be the Applicable Conversion Value. The Applicable Conversion Value, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

              (f) Adjustments for Reclassification. If the Class A Common Stock issuable upon the conversion of the Series A Preferred Stock shall be changed into the same or different number of shares of any class or classes of stock, whether by reclassification or otherwise (other than an Extraordinary Common Stock Event, or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 4), including pursuant to Section C.5 of this Article IV, then and in each such event the holder of each share of Series A Preferred Stock shall have the right thereafter to convert such share (or such share shall convert) into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change by holders of the number of shares of Class A Common Stock into which such shares of Series A Preferred Stock might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

              (g) Certificate as to Adjustments. In each case of an adjustment or readjustment of the Applicable Conversion Rate, the Corporation will promptly furnish each holder of Series A Preferred Stock with a certificate, prepared by the chief financial officer of the Corporation, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.





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              (h)    Mechanics of Conversion.  To exercise its conversion
              privilege, a holder of Series A Preferred Stock shall surrender the certificate or certificates representing the shares being converted to the Corporation at its principal office, and shall give written notice to the Corporation at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Class A Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Series A Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank. The date when such written notice is received by the Corporation together with the certificate or certificates representing the shares of Series A Preferred Stock being converted, shall be the "Conversion Date." As promptly as practicable after the Conversion Date, the Corporation shall issue and shall deliver to the holder of the shares of Series A Preferred Stock being converted, a certificate or certificates in such denominations as it may request in writing for the number of full shares of Class A Common Stock issuable upon the conversion of such shares of Series A Preferred Stock in accordance with the provisions of this Section 4 and cash as provided in Section 4(i) below in respect of any fraction of a share of Class A Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series A Preferred Stock shall cease and the person or persons in whose name or names any certificate or certificates for shares of Class A Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of shares of Class A Common Stock represented thereby.

              (i) Fractional Shares. No fractional shares of Class A Common Stock or scrip representing fractional shares shall be issued upon conversion of Series A Preferred Stock. Instead of any fractional shares of Class A Common Stock that would otherwise be issuable upon conversion of Series A Preferred Stock, the Corporation shall pay to the holder of the shares of Series A Preferred Stock that were converted a cash adjustment in respect of such fraction in an amount equal to the same





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              fraction of the market price per share of the Class A Common
              Stock (as determined in a manner prescribed by the Board of Directors) at the close of business on the Conversion Date.

              (j) Partial Conversion. In the event some but not all of the shares of Series A Preferred Stock represented by a certificate or certificates surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Series A Preferred Stock which were not converted.

              (k) Reservation of Class A Common Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock, and if at any time the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sufficient for such purpose.

              (l) Extraordinary Common Stock Event. "Extraordinary Common Stock Event" shall mean (i) the issuance of additional shares of common stock of any class as a dividend or other distribution on outstanding common stock, (ii) the subdivision of outstanding shares of common stock of any class into a greater number of shares of common stock, or (iii) the combination of outstanding shares of common stock of any class into a smaller number of shares of common stock.

              Section 5. No Reissuance of Series A Preferred Stock. No share or shares of the Series A Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired, and eliminated from the shares which the Corporation shall be authorized to issue. The Corporation may from time to





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              time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Series A Preferred Stock accordingly.

              Section 6. Notices of Record Date. In the event (i) the Corporation establishes a record date to determine the holders of any class of securities who are entitled to receive any dividend or other distribution, or (ii) there occurs any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other corporation, or any other entity or person, or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series A Preferred Stock at least 10 days prior to the record date specified therein, a notice specifying (a) the date of such record date for the purpose of such dividend or distribution and a description of such dividend or distribution, (b) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (c) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

              Section 7. Other Rights. Except as otherwise provided in the charter documents of the Corporation, as amended, shares of Series A Preferred Stock and shares of Class A Common Stock shall be identical in all respects (each share of Series A Preferred Stock having equivalent rights to the number of shares of Class A Common Stock into which it is then convertible), shall have the same powers, preferences and rights, without preference of any such class or share over any other such class or share, and shall be treated as a single class of stock for all purposes.

              Section 8. Ranking. Any class or series of capital stock of the Corporation shall be deemed to rank:





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              (a)    prior or senior to the Series A Preferred Stock, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up (including any deemed liquidation under Section 2(b)), if such stock or series shall be Convertible Preferred Stock or Redeemable Preferred Stock or, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up (including any deemed liquidation under Section 2(b)), as the case may be, in preference or priority to the holders of shares of Series A Preferred Stock ("Senior Stock");

              (b) on a parity with the Series A Preferred Stock, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up (including any deemed liquidation under Section 2(b)), whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series A Preferred Stock, if the holders of such class of stock or series and the Series A Preferred Stock shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up (including any deemed liquidation under Section 2(b)) in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Parity Stock"); and

              (c) junior to the Series A Preferred Stock, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up (including any deemed liquidation under Section 2(b)), if such stock or series shall be Class A Common Stock or Common Stock or if the holders of Series A Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up (including any deemed liquidation under Section 2(b)), as the case may be, in preference or priority to the holders of shares of such class or series ("Junior Stock").

              Section 9.    Miscellaneous.

              (a) All notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of delivery





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              thereof by hand delivery, by courier, or by standard form of telecommunication, addressed: (i) if to the Corporation, to its principal executive office (Attention: President) and to the transfer agent, if any, for the Series A Preferred Stock or other agent of the Corporation designated as permitted hereby or (ii) if to any holder of the Series A Preferred Stock or Class A Common Stock, as the case may be, to such holder at the address of such holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Series A Preferred Stock or Class A Common Stock, as the case may be) or (iii) to such other address as the Corporation or any such holder, as the case may be, shall have designated by notice similarly given.

              (b) In the event that, at any time as a result of an adjustment made pursuant to Section 4 hereof, the holder of any shares of the Series A Preferred Stock upon thereafter surrendering such shares for conversion shall become entitled to receive any shares or other securities of the Corporation other than shares of Class A Common Stock, the Applicable Conversion Rate in respect of such other shares or securities so receivable upon conversion of shares of Series A Preferred Stock shall thereafter be adjusted, and shall be subject to further adjustment from time to time, in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Class A Common Stock contained in Section 4 hereof, and the remaining provisions hereof with respect to the Class A Common Stock shall apply on like or similar terms to any such other shares or securities.

              (c) The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series A Preferred Stock or shares of Class A Common Stock or other securities issued on account of Series A Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of Series A Preferred Stock or Class A Common Stock or other securities in a name other than that in which the shares of Series A Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person with respect to any such shares or securities other than a payment to the registered holder thereof, and shall not be required to make





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              any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

              (d) The Corporation may appoint, and from time to time discharge and change, a transfer agent of the Series A Preferred Stock. Upon any such appointment or discharge of a transfer agent, the Corporation shall send notice thereof by hand delivery, by courier, by standard form of telecommunication or by first class mail (postage prepaid), to each holder of record of Series A Preferred Stock."

(4) the Amended and Restated Certificate of Incorporation is hereby amended by adding the following new Article IX and renumbering the old Article IX as Article X:


                                  "ARTICLE IX

                               AUTHORIZED SHARES

              Notwithstanding anything contained herein to the contrary, the number of authorized shares of Class A Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) an amendment to the Amended and Restated Certificate of Incorporation of the Corporation which is approved by the affirmative vote of the holders of a majority of the then outstanding shares of the capital stock of the Corporation entitled to vote thereon irrespective of the provisions of Subsection 2 of Section 242(b) of the General Corporation Law of the State of Delaware."

      SECOND: This Certificate of Amendment of the Amended and Restated Certificate of Incorporation was duly adopted by the affirmative vote of the shareholders holding a majority of the outstanding shares of each of the Company's Common Stock, Convertible Participating Preferred Stock, Common Stock and Convertible Participating Preferred Stock (voting as a single class), and Class A Common Stock, in accordance with the provisions of Section 242 of the DGCL.

       IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Amended and Restated Certificate of Incorporation to be signed by Warren F. Melamed, its President, and attested by Warren F. Melamed, its Secretary, this 30th day of December, 1996.


                                           MONARCH DENTAL CORPORATION


                                           By:    /s/ WARREN F. MELAMED
                                              ----------------------------------
                                               Warren F. Melamed
                                               President


       ATTEST:


By:      /s/ WARREN F. MELAMED
       -----------------------------
       Warren F. Melamed
       Secretary





                                       15